UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 2, 2015

E-QURE CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-54862

Delaware	47-1691054
(State of Incorporation)	(I.R.S. Employer Identification No.)

20 West 64th Street, Suite 39G, New York, NY	10023
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (972) 544-27777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Effective July 1, 2015, E-Qure Corp., a Delaware corporation (the "Registrant"), has granted options under its 2015 Employee Incentive Plan to Professor Avi Ohry and Dr. Ben Zion Weiner (the "Advisors") for serving on the Scientific Advisory Board, established on January 1, 2015. The Registrant granted options as follows: (i) Professor Ohry was granted options to purchase 250,000 shares of the Registrant's common stock ("Option Shares") at an exercise price equal to One Dollar ($1.00) per Option Share. The Option Shares shall vest pursuant to the terms of a Scientific Advisory Board Agreement dated January 1, 2015 (the "Ohry SAB Agreement"), a copy of which is attached hereto as Exhibit 10.15, as follows: provided the Ohry SAB Agreement remains in effect, 75,000 shares shall vest July 1, 2015, and the remaining 175,000 Option Shares shall vest at the rate of 25,000 Option Shares per quarter on the first day of each consecutive quarter; and (ii) Dr. Ben Zion Weiner was granted options to purchase 350,000 Option Shares at an exercise price equal to One Dollar ($1.00) per Option Share. The Option Shares shall vest pursuant to the terms of a Scientific Advisory Board Agreement dated January 1, 2015 (the "Weiner SAB Agreement"), a copy of which is attached hereto as Exhibit 10.16, as follows: provided the as follows: provided the Weiner SAB Agreement remains in effect, 105,000 Option Shares shall vest July 1, 2015 and the remaining 245,000 Option Shares shall vest at the rate of 35,000 Option Shares per quarter on the first day of each consecutive quarter.

Item 8.01 Other Events

E-Qure Corp., a Delaware corporation (the "Registrant"), established a Scientific Advisory Board, effective January 1, 2015, appointing as its initial members, Professor Avi Ohry and Dr. Ben Zion Weiner, both residents of the State of Israel. In connection with their appointment, the Registrant granted options under its 2015 Employee Incentive Plan, as described above.

Prof. Avi Ohry. Prof. Ohry is an expert  in Rehabilitation Medicine, served as a Consultant to the Israeli Ministry of Health, the Israeli Ministry of Defense, the Israeli Ministry of Foreign Affairs, IDF and other national and international agencies and institutions. From 1985-1999 he served as the director of the Department of Neuro-Rehabilitation, at Sheba Medical Center, Tel Hashomer, Israel. Since 2000, Professor Ohry has served full academic Professor of Rehabilitation Medicine at Tel-Aviv University. Since 1999, he has been the Chairman of the Department of Rehabilitation Medicine at Reuth Medical Center, Tel-Aviv. Prof. Ohry also served as Member of Biomedical Advisory Board at LifeWave Ltd. In 2005, he was  included in the project/book - "Caring Physicians of the World" On behalf of the World Medical Association , as a representative of Israeli Medical Association. His main topics of interest are: Rehabilitation Medicine, Spinal Cord Injuries, Medical humanities, history of Medicine, bio-ethics, Polish-Jewish Medical establishments between the World wars. Long term sequelae of disability, and captivity.

Dr. Ben Zion Weiner. Dr. Weiner has been with Teva Pharmaceutical Industries Ltd since 1975. In January 2006, Dr. Weiner joined Teva's Office of the CEO in the role of Chief R&D Officer. Dr. Weiner served as Group Vice President - Global Products of Teva from April 2002 until January 2006. Previously, he served as Vice President - Research and Development of Teva from 1986 to 2002. He received a Ph.D. in chemistry from the Hebrew University, where he also earned B.Sc. and M.Sc. degrees. He conducted his post-doctorate research at Schering-Plough Corporation in the United States. He was granted the Rothschild Prize for Innovation/Export two times, in 1989 for the development of Alpha D3 for dialysis and osteoporosis patients and in 1999 for the development of Copaxone® for multiple sclerosis.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.15	Scientific Advisory Board Agreement between the Company and Prof. Avi Ohry, filed herewith.
10.16	Scientific Advisory Board Agreement between the Company and Dr. Be Zion Weiner, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
E-QURE CORP.

By:	/s/ Ohad Goren
Name:	Ohad Goren
Title:	Chief Executive Officer

Date: June 8, 2015